Exhibit 99.1

SCBT Financial Corporation
Reports a Second Quarter Earnings Increase of 22% for 2006

COLUMBIA, S.C.—June 17, 2006—SCBT Financial Corporation (NASDAQ: SCBT), the holding company for South Carolina Bank and Trust, N.A. and South Carolina Bank and Trust of the Piedmont, N.A., reported a 22 percent increase in consolidated net income compared to second quarter 2005. The Company today reported its unaudited results of operations and other financial information for the three-month period ended June 30, 2006.

Second Quarter 2006 Results of Operations

Please refer to the accompanying tables for detailed comparative data on results of operations and financial results.

The Company reported net income of $5,001,000, or $0.57 per diluted share, for the three month’s ended June 30, 2006 compared to net income of $4,105,000, or $0.50 per diluted share, for the second quarter of 2005. Net income of $9,787,000 for the first six months of 2006 reflects a 20 percent increase from $8,175,000 in the first half of 2005. The Company’s diluted cash earnings per share, which omits the effect of amortization expense related to intangibles that are deducted from regulatory capital, was $0.58 and $0.51 for the second quarter of 2006 and 2005, respectively. The Company had diluted cash earnings per share of $1.15 and $1.02 for the six months ended June 30, 2006 and 2005, respectively.

SCBT’s earnings growth reflected the strong profitability of its bank subsidiaries during the second quarter. South Carolina Bank and Trust had net income of $4,819,000 and South Carolina Bank and Trust of the Piedmont had net income of $668,000.

Robert R. Hill, Jr., president and CEO of SCBT Financial Corporation, commented that, “we continued to have strong growth and earnings in the second quarter—a tribute to our team of exceptional bankers. We improved our net interest margin during the quarter by continued emphasis on seeking core deposits. I’m pleased with the growth of our new Grandstrand region. As a result, we plan to open another Myrtle Beach branch office in the first half of 2007. Our team in the Charleston region continued to expand their business and we are exploring locations for more branches in the near term in that growing market. I’m excited with our continued progress year-to-date.”

During the second quarter of 2006, the Company’s total assets increased by 23 percent to $2,070,927,000 compared to the second quarter of 2005. This growth in assets was supported by growth in average total deposits of $278,606,000, an increase of 22 percent over the average at June 30, 2005. Loan originations and deposit account growth during the second quarter of 2006 has continued to be at good levels. Average earning assets increased by $385,472,000, or 26 percent compared to the average for the comparable period in 2005. Average investment securities during the second quarter were $197,297,000, or 16 percent higher than the balance in 2005. Total loans grew by 3 percent from the previous linked quarter, while total deposits grew 2 percent over the same period.

The Company’s annualized return on average assets for the second quarter was 0.99% compared to 1.00% for the second quarter of 2005. Total shareholders' equity at quarter end was $154,518,000, an increase of 24 percent from the second quarter of 2005. Annualized return on average equity for the quarter was 13.07%, a slight drop from 13.46% for the second quarter of 2005. Annualized return on average tangible equity for the second quarter was 17.08% and 15.66% for the comparable period in the prior year.

Loans and Deposits

The Company grew total loans 25 percent since the second quarter 2005, an increase driven largely by growth in commercial real estate. Total loans outstanding were $1,646,174,000 at June 30, 2006 compared to $1,319,844,000 for the comparable period in 2005. Average total loans increased to $1,601,967,000, or 30 percent. Commercial real estate loans increased 44 percent to $751,555,000 from the comparable period in 2005. The Company hired several new commercial real estate lenders leading to much of the growth in this category. Consumer real estate loans increased 17 percent to $427,112,000 from the comparable period in 2005. The origination volume for mortgage loans held for sale grew by 24 percent from the previous linked quarter and resulted in higher secondary mortgage fees.

Deposit growth continued through the second quarter as a result of the Company’s strong focus on increasing local market deposits in 2006. While savings account deposits slightly decreased from the second quarter 2005, certificates of deposits increased $200,898,000, or 42 percent, and money rate checking account deposits increased $53,430,000, or 9 percent. Total deposits outstanding at the end of the second quarter were $1,623,239,000, an increase of $298,979,000, or 23 percent compared to the second quarter in the prior year. Average total deposits during the first six months of 2006 increased by $278,606,000, or 22 percent. The Company continued to see exceptional deposit growth in transaction accounts and savings accounts during the quarter. Noninterest bearing transaction accounts grew $44,491,000, or 19 percent, to $275,180,000 as of quarter-end. Interest-bearing transaction accounts and savings accounts grew $254,488,000, or 23 percent, to $1,348,059,000 as of quarter-end.

Net Interest Income and Margin

Non-taxable equivalent net interest income (before provision for loan losses) was $19,560,000 for the second quarter of 2006, up 21 percent from $16,200,000 in the comparable period last year. The tax-equivalent net interest margin decreased 11 basis points from the second quarter of 2005 to 4.21%, but increased 6 basis points from the previous linked quarter in 2006. The primary basis for the increase in net interest income, along with the growth discussed previously, was the continued increases in the prime rate, which affects variable rate loans. The average cost of interest-bearing liabilities for the first half of 2006 increased 119 basis points from the same period in 2005. This is a reflection on the impact of rising rates on the banks’ sources of funding and increased competitive deposit pricing in selected products and markets.

Noninterest Income and Expense

Noninterest income was $6,662,000 and $5,788,000 for the second quarters of 2006 and 2005, respectively. This increase was attributed to a $213,000 or 18 percent increase in secondary market mortgage fees, a $211,000 or 33 percent increase in bankcard services income, a $65,000 or 45 percent increase in trust management income, and $50,000 or 18 percent increase in investment services income. For the six months ended June 30, 2006, investment services income increased 27 percent and trust management income increased 22 percent compared to the similar period in 2005.

Noninterest expense was $16,753,000 in the second quarter, up from $14,680,000 in the comparable period of 2005. Salaries and commissions expense was $10,012,000 during the second quarter of 2006 compared to $8,638,000 for the same period in 2005, an increase driven by sales volume incentives paid to employees on certain banking products. Advertising and public relations expense was up $229,000 from the comparable second quarter of 2005. Net occupancy expense increased $204,000 comparable to the prior year’s second quarter. Information services expense increased $97,000 from the comparable second quarter of 2005. Bankcard services expense increased $71,000 in correlation with an increase in bankcard services income.

Asset Quality

Management remains highly focused on asset quality. At June 30, 2006, nonperforming loans totaled $4,208,000, representing 0.26% of period-end loans. Other real estate owned at second quarter-end was $249,000, a decrease of 22 percent from the linked quarter. The allowance for loan losses at June 30, 2006 was $21,214,000 and represented 1.29% of total loans. The current allowance for loan losses provides 5.04 times coverage of period-end nonperforming loans and approximately 4.79 times coverage of second quarter annualized net charge-offs. In the second quarter, net charge-offs were $1,105,000, or an annualized 0.27% of average loans. Compared to recent quarters, the Company has experienced higher charge-offs driven primarily by charge-offs against a single relationship in May 2006. The provision for loan losses for the quarter was $1,522,000 compared to $1,064,000 in the comparable period last year and $1,146,000 in the immediately preceding quarter. The higher provision reflects management’s close attention to asset quality and to strong loan growth throughout the period and year. (The loan data above do not include mortgage loans held for sale.)

NASDAQ Global Select MarketSM

SCBT Financial Corporation also announces that it is included in the new NASDAQ Global Select MarketSM that NASDAQ implemented on July 3 as a newly created top tier of its listed companies. The NASDAQ Global Select MarketSM has the highest initial listing standards of any stock exchange in the world based on financial and liquidity requirements. SCBT Financial Corporation is pleased to be included in this top tier of companies that have achieved superior listing standards. The Company’s common stock trades on this exchange under the symbol “SCBT.”

SCBT Financial Corporation is a multi-bank holding company whose principal subsidiaries are South Carolina Bank and Trust, N.A. and South Carolina Bank and Trust of the Piedmont, N.A. The Mortgage Banc, Inc. is a wholly owned subsidiary of South Carolina Bank and Trust, N.A. Through these subsidiaries, SCBT Financial Corporation operates 45 financial centers in 16 South Carolina counties, and has served South Carolinians for over 72 years. The Company offers a full range of retail and commercial banking services, mortgage lending services, trust and investment services, and consumer finance loans.

For additional information, please visit our website at www.SCBandT.com.

Statements included in this press release which are not historical in nature are intended to be, and are hereby identified as, forward looking statements for purposes of the safe harbor provided by Section 21E of the Securities and Exchange Act of 1934, as amended. SCBT Financial Corporation cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from forecasted results. Such risks and uncertainties, include, among others, the following possibilities: (1) credit risk associated with an obligor’s failure to meet the terms of any contract with the bank or otherwise fail to perform as agreed; (2) interest risk involving the effect of a change in interest rates on both the bank’s earnings and the market value of the portfolio equity; (3) liquidity risk affecting the bank’s ability to meet its obligations when they come due; (4) price risk focusing on changes in market factors that may affect the value of traded instruments in “mark-to-market” portfolios; (5) transaction risk arising from problems with service or product delivery; (6) compliance risk involving risk to earnings or capital resulting from violations of or nonconformance with laws, rules, regulations, prescribed practices, or ethical standards; (7) strategic risk resulting from adverse business decisions or improper implementation of business decisions; and (8) reputation risk that adversely effects earnings or capital arising from negative public opinion; and (9) terrorist activities risk that results in loss of consumer confidence and economic disruptions.

SCBT Financial Corporation
(Unaudited)
(Dollars in thousands, except per share data)

	Three months ended June 30,		%	Six months ended June 30,		%
EARNINGS SUMMARY (NON TAX EQUIVALENT)	2006	2005	Change	2006	2005	Change
Interest income	$32,389	$22,615	43.2%	$62,238	$42,382	46.9%
Interest expense	12,829	6,415	100.0%	24,297	11,524	110.8%
Net interest income	19,560	16,200	20.7%	37,941	30,858	23.0%
Provision for loan losses (1)	1,522	1,064	43.0%	2,668	1,787	49.3%
Noninterest income	6,662	5,788	15.1%	12,697	11,069	14.7%
Noninterest expense	16,753	14,680	14.1%	33,120	27,823	19.0%
Earnings before income taxes	7,947	6,244	27.3%	14,850	12,317	20.6%
Provision for income taxes	2,946	2,139	37.7%	5,063	4,142	22.2%
Net earnings	$5,001	$4,105	21.8%	$9,787	$8,175	19.7%

Basic weighted average shares (2)	8,680,965	8,063,256	7.7%	8,675,474	8,058,200	7.7%
Diluted weighted average shares (2)	8,770,183	8,135,856	7.8%	8,769,532	8,130,053	7.9%

Earnings per share - Basic (2)	$0.576	$0.509	13.1%	$1.128	$1.014	11.2%
Earnings per share - Diluted (2)	$0.570	$0.505	13.0%	$1.116	$1.006	11.0%

*Cash earnings per share - Basic (2)	$0.591	$0.520	13.7%	$1.158	$1.030	12.4%
*Cash earnings per share - Diluted (2)	$0.585	$0.515	13.5%	$1.146	$1.021	12.2%

Cash dividends declared per common share	$0.170	$0.170	0.0%	$0.340	$0.340	0.0%
Dividend payout ratio	30.82%	33.69%	-8.5%	33.24%	36.57%	-9.1%

* Cash basis earnings exclude the effect on earnings of amortization expense related to intangibles that are a deduction from regulatory capital.

	AVERAGE for Quarter Ended
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
BALANCE SHEET HIGHLIGHTS	2006	2006	2005	2005	2005
Mortgage loans held for sale	$23,255	$14,639	21,183	25,626	16,893
Total loans (1)	1,634,556	1,569,016	1,453,790	1,336,406	1,284,640
Total investment securities	205,347	189,157	180,650	173,712	174,511
Intangible assets	35,995	36,105	26,413	18,426	17,198
Earning assets	1,879,432	1,815,479	1,691,288	1,580,224	1,523,823
Total assets	2,035,142	1,969,982	1,829,706	1,705,343	1,646,333
Noninterest bearing deposits	270,158	254,969	254,520	242,789	232,556
Interest bearing deposits	1,314,586	1,256,057	1,160,207	1,105,388	1,084,577
Total deposits	1,584,744	1,511,026	1,414,727	1,348,176	1,317,133
Fed funds purchased & repo	147,753	158,067	146,461	125,563	120,252
Other borrowings	136,788	140,082	121,996	99,226	77,806
Shareholders' equity	153,416	149,905	136,749	125,050	122,323

	AVERAGE for Six Months Ended		%
BALANCE SHEET HIGHLIGHTS	30-Jun-2006	30-Jun-2005	Change
Mortgage loans held for sale	$18,971	$16,051	18.2%
Total loans (1)	1,601,967	1,231,147	30.1%
Total investment securities	197,297	170,039	16.0%
Intangible assets	36,050	10,915	230.3%
Earning assets	1,847,632	1,462,160	26.4%
Total assets	2,002,742	1,572,940	27.3%
Noninterest bearing deposits	262,606	233,100	12.7%
Interest bearing deposits	1,285,483	1,036,383	24.0%
Total deposits	1,548,089	1,269,483	21.9%
Fed funds purchased & repo	152,881	110,478	38.4%
Other borrowings	138,426	64,932	113.2%
Shareholders' equity	151,670	121,110	25.2%

	ENDING Balance
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
BALANCE SHEET HIGHLIGHTS	2006	2006	2005	2005	2005
Mortgage loans held for sale	$29,602	$24,193	$12,961	25,104	$22,772
Total loans (1)	1,646,174	1,601,718	1,535,901	1,372,325	1,319,844
Total investment securities	211,039	200,460	182,744	177,047	176,562
Intangible assets	36,012	36,045	36,181	18,756	18,453
Allowance for loan losses (1)	(21,214)	(20,797)	(20,025)	(17,908)	(16,875)
Premises and equipment	47,057	44,518	43,664	39,062	38,228
Total assets	2,070,927	2,034,193	1,925,856	1,757,390	1,689,699
Noninterest bearing deposits	275,180	267,834	254,099	246,895	230,689
Interest bearing deposits	1,348,059	1,327,606	1,219,190	1,118,325	1,093,571
Total deposits	1,623,239	1,595,440	1,473,289	1,365,220	1,324,260
Fed funds purchased & repo	140,283	139,347	150,163	159,922	140,510
Other borrowings	141,724	135,240	144,257	97,294	94,190
Total liabilities	1,916,409	1,882,428	1,777,453	1,630,107	1,565,211
Shareholders' equity	154,518	151,765	148,403	127,283	124,488

Actual # shares outstanding	8,685,774	8,672,570	8,644,883	8,072,524	8,068,729

SCBT Financial Corporation
(Unaudited)
(Dollars in thousands, except per share data)

	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
NONPERFORMING ASSETS (ENDING balance)	2006	2006	2005	2005	2005
Nonaccrual loans	$3,200	$3,199	$2,760	$3,451	$3,133
Other real estate owned	249	321	379	1,083	1,319
Accruing loans past due 90 days or more	1,008	603	1,512	586	1,199
Total nonperforming assets	$4,457	$4,123	$4,651	$5,120	$5,651

Total nonperforming assets as a
percentage of total loans and OREO (1)	0.27%	0.26%	0.30%	0.37%	0.43%

	Quarter Ended
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
ALLOWANCE FOR LOAN LOSSES (1)	2006	2006	2005	2005	2005
Balance at beginning of period	$20,797	$20,025	$17,908	16,875	$15,085
Loans charged off	(1,322)	(497)	(632)	(734)	(297)
Loan recoveries	217	123	136	94	74
Net (charge-offs) recoveries	(1,105)	(374)	(496)	(640)	(223)
Provision for loan losses	1,522	1,146	1,447	1,673	1,064
ALL acquired in merger (3)	-	-	1,165	-	949
Balance at end of period	21,214	20,797	20,025	17,908	16,875

Allowance for loan losses as a
percentage of total loans (1)	1.29%	1.30%	1.30%	1.30%	1.28%

Allowance for loan losses as a
percentage of nonperforming loans	504.13%	546.99%	468.74%	443.61%	389.54%

Net charge-offs as a percentage of
average loans (annualized) (1)	0.27%	0.10%	0.14%	0.19%	0.07%

Provision for loan losses as a percentage
of average total loans (annualized) (1)	0.37%	0.30%	0.39%	0.50%	0.33%

	Jun. 30,		Jun. 30,
LOAN PORTFOLIO (ENDING balance) (1)	2006	% of Total	2005	% of Total
Commercial	$171,962	10.45%	$157,293	11.92%
Consumer	126,290	7.67%	111,135	8.42%
Real estate:
Commercial	751,555	45.65%	523,436	39.66%
Consumer	427,112	25.95%	365,209	27.67%
Firstline	144,555	8.78%	140,505	10.64%
Other loans	24,700	1.50%	22,341	1.69%
Total loans (gross) (1)	1,646,174	100.00%	1,319,919	100.00%
Unearned income	-	0	(75)	0
Total loans (net of unearned income) (1)	$1,646,174	100.00%	$1,319,844	100.00%

Mortgage loans held for sale	$29,602		$22,772

	Quarter Ended
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
SELECTED RATIOS	2006	2006	2005	2005	2005
Return on average assets (annualized)	0.99%	0.99%	0.89%	1.02%	1.00%

Return on average equity (annualized)	13.07%	12.95%	11.85%	13.94%	13.46%

Return on average tangible equity (annualized)	17.08%	17.06%	14.69%	16.35%	15.66%

Net interest margin (tax equivalent)	4.21%	4.15%	4.23%	4.28%	4.32%

Efficiency ratio (tax equivalent)	63.44%	66.49%	68.02%	65.63%	66.11%

End of period book value per common share	$17.79	$17.50	$17.17	$15.77	$15.43

End of period tangible book value per common share	$13.64	$13.34	$12.98	$13.44	$13.14

End of period # shares	8,685,774	8,672,570	8,644,883	8,072,524	8,068,729

End of period Equity-to-Assets	7.46%	7.46%	7.71%	7.24%	7.37%

End of period Tangible Equity-to-Tangible Assets	5.82%	5.79%	5.94%	6.24%	6.34%

	Six Months Ended
	30-Jun-2006	30-Jun-2005
SELECTED RATIOS
Return on average assets (annualized)	0.99%	1.05%

Return on average equity (annualized)	13.01%	13.61%

Return on average tangible equity (annualized)	17.07%	14.96%

Net interest margin (tax equivalent)	4.18%	4.32%

Efficiency ratio (tax equivalent)	64.64%	65.67%

SCBT Financial Corporation
(Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended
	June 30, 2006			June 30, 2005
	Average			Average
YIELD ANALYSIS	Balance	Interest	Yield (NON-TE)	Balance	Interest	Yield (NON-TE)

Interest Earning Assets:
Federal funds sold, Reverse repo, & Time deposits	$16,273	208	5.12%	$47,779	346	2.90%
Investment securities (taxable)	183,396	2,141	4.68%	147,849	1,532	4.16%
Investment securities (tax-exempt)	21,952	269	4.92%	26,662	306	4.61%
Mortgage loans held for sale	23,255	299	5.15%	16,893	238	5.64%
Loans (1)	1,634,556	29,472	7.23%	1,284,640	20,193	6.30%
Total Interest Earning Assets	$1,879,432	32,389	6.91%	$1,523,823	22,615	5.95%

Noninterest Earning Assets:
Cash and due from banks	62,353			55,605
Other assets	114,319			83,057
Allowance for loan losses (4)	(20,962)			(16,152)
Total Noninterest Earning Assets	155,710			122,510

Total Assets	$2,035,142			$1,646,333

Interest Bearing Liabilities:
Transaction and money market accounts	$572,575	2,584	1.81%	$521,646	1,570	1.21%
Savings deposits	77,859	137	0.70%	77,580	73	0.38%
Certificates and other time deposits	664,152	6,753	4.08%	485,351	3,227	2.67%
Federal funds purchased & Repo.	147,753	1,500	4.07%	120,252	610	2.03%
Other borrowings	136,788	1,855	5.44%	77,806	935	4.82%
Total Interest Bearing Liabilities	$1,599,127	$12,829	3.22%	$1,282,635	$6,415	2.01%

Noninterest Bearing Liabilities:
Demand deposits	270,158			232,556
Other liabilities	12,441			8,819
Total Noninterest Bearing Liabilities	282,599			241,375
Shareholders' Equity	153,416			122,323
Total Non-IBL and Shareholders' Equity	436,015			363,698

Total Liabilities and Shareholders' Equity	$2,035,142			$1,646,333

Net Interest Income and Margin (NON-TAX EQUIV.)		$19,560	4.17%		$16,200	4.26%
Net Interest Margin (TAX EQUIVALENT)			4.21%			4.32%

	Six Months Ended
	June 30, 2006			June 30, 2005
	Average			Average
YIELD ANALYSIS	Balance	Interest	Yield (NON-TE)	Balance	Interest	Yield (NON-TE)

Interest Earning Assets:
Federal funds sold, Reverse repo, & Time deposits	$29,398	741	5.08%	$45,214	606	2.70%
Investment securities (taxable)	174,210	3,991	4.62%	142,025	2,897	4.11%
Investment securities (tax-exempt)	23,087	562	4.90%	27,723	634	4.61%
Mortgage loans held for sale	18,971	483	5.13%	16,051	445	5.59%
Loans (1)	1,601,966	56,461	7.11%	1,231,147	37,800	6.19%
Total Interest Earning Assets	$1,847,632	62,238	6.79%	$1,462,160	42,382	5.85%

Noninterest Earning Assets:
Cash and due from banks	63,030			53,384
Other assets	112,700			72,815
Allowance for loan losses (4)	(20,620)			(15,419)
Total Noninterest Earning Assets	155,110			110,780

Total Assets	$2,002,742			$1,572,940

Interest Bearing Liabilities:
Transaction and money market accounts	$557,356	4,706	1.70%	$499,690	2,892	1.17%
Savings deposits	77,467	259	0.67%	76,702	125	0.33%
Certificates and other time deposits	650,660	12,675	3.93%	459,991	5,943	2.61%
Federal funds purchased & Repo.	152,881	2,983	3.93%	110,478	985	1.80%
Other borrowings	138,426	3,674	5.35%	64,932	1,579	4.90%
Total Interest Bearing Liabilities	$1,576,790	$24,297	3.11%	$1,211,793	$11,524	1.92%

Noninterest Bearing Liabilities:
Demand deposits	262,606			233,100
Other liabilities	11,676			6,937
Total Noninterest Bearing Liabilities	274,282			240,037
Shareholders' Equity	151,670			121,110
Total Non-IBL and Shareholders' Equity	425,952			361,147

Total Liabilities and Shareholders' Equity	$2,002,742			$1,572,940

Net Interest Income and Margin (NON-TAX EQUIV.)		$37,941	4.14%		$30,858	4.26%
Net Interest Margin (TAX EQUIVALENT)			4.18%			4.32%

	Three months ended			Six months ended
	Jun. 30,		%	Jun. 30,		%
NON-INTEREST INCOME & EXPENSE	2006	2005	Change	2006	2005	Change
Noninterest income:
Service charges on deposit accounts	$3,339	$3,053	9.3%	$6,476	$5,923	9.3%
Secondary market mortgage fees	1,429	1,216	17.5%	2,531	2,229	13.5%
Trust fees	209	144	44.9%	369	302	22.3%
Bankcard services income	859	648	32.6%	1,637	1,204	35.9%
Other service charges, commissions, fees	826	727	13.5%	1,684	1,411	19.3%
Total noninterest income	$6,662	$5,788	15.1%	$12,697	$11,069	14.7%
Noninterest expense:
Salaries and employee benefits	$10,012	$8,638	15.9%	$19,827	$16,370	21.1%
Net furniture and equipment expense	1,170	1,087	7.6%	2,324	2,035	14.2%
Net occupancy expense	1,044	840	24.3%	2,060	1,637	25.9%
Amortization	199	151	31.8%	398	260	53.2%
Bankcard services expense	245	174	41.2%	452	317	42.3%
Advertising and public relations	741	512	44.9%	1,435	988	45.2%
Information services expense	537	440	22.0%	1,113	754	47.5%
Loss on sale of securities	-	-	N.A.	-	-	N.A.
Other	2,805	2,838	-1.2%	5,511	5,462	0.9%
Total noninterest expense	$16,753	$14,680	14.1%	$33,120	$27,823	19.0%

Notes:
(1) Loan data excludes mortgage loans held for sale.
(2) Per share data and shares outstanding for per share data calculations have been retroactively adjusted to give effect to a 5% common stock dividend paid to shareholders of record on December 20, 2004.

(3) Allowance for loan losses acquired in the purchase of Sun Bancshares, Inc. in November 2005 and New Commerce BanCorp in April 2005.
(4) Includes allowance for loan losses acquired in the purchase of Sun Bancshares, Inc. in November 2005 and New Commerce BanCorp in April 2005.